Exhibit 10.14

Date: 18 October 2007

Our ref: P/HIHI4/00901/07

Atlantic Components Limited
B24-27, 1st Floor, Block B
Proficient Industrial Centre
6 Wang Kwun Road
Kowloon Bay, Kowloon

Attention: Mr Kenneth Chan

Dear Sirs,

Banking Facilities: Atlantic Components Limited (“Borrower”)

          We, DBS Bank (Hong Kong) Limited (“Bank”), refer to our letter dated 27 December 2006 together with the “Terms and Conditions Governing Banking Facilities and Services” and the “Terms and Conditions Governing Factoring Facilities and Services” attached therein setting out the facilities made available to you as varied by our letters dated 14 May 2007 and 11 September 2007 (collectively called “the Existing Facility Letter”).

          We are pleased to confirm that all the terms and conditions under the Existing Facility Letter shall remain unchanged except the following variations until further notice:

FACILITY LIMITS:

The following facilities with facility limit(s) listed below as mentioned under the above heading of the Existing Facility Letter will be revised to read as follows:-

Type(s) of Facility		Facility Limit(s)

5.	Letter of Credit	HKD40,000,000.-
6.	Trust Receipt	HKD40,000,000.-
7.	Account Payable Financing	HKD40,000,000.-
8.	Factoring	HKD45,000,000.-

Important Condition(s) Governing Facility Limits.

•	The aggregate outstanding of Facilities 5 to 7 shall not at any time exceed HKD40,000,000.-

PRICING AND CONDITIONS:

Only the pricing and conditions which are subject to revision are listed below, other terms and conditions corresponding to the respective Facilities mentioned under the above heading of the Existing Facility Letter remain unchanged:-

Letter of Credit (“L/C”)	Maximum Tenor: 6 months at sight or usance up to 45 days.

L/C Opening Commission

	1st USD50,000.-	1/8%
	Balance	1/24%

Account Payable Financing	Account Payable Financing Commission

	1st USD50,000.-	1/8%
	Balance	1/24%

DBS Bank (Hong Kong) Limited	Tel 852 221 8 8598
Enterprise Banking	Fax 852 2285 3601
16th Floor, The Center	www.dbs.com
99 Queen’s Road Central
Central, Hong Kong

Atlantic Components Limited	Our Ref: P/HIHI4/00901/07

Terms and Conditions Governing Factoring Facilities and Services

The following Prepayment Limit as mentioned under the above heading of the Existing Facility Letter will be revised to read as follows:-

Prepayment Limit	HKD45,000,000.-

A review fee of HKD3,000.- will be payable upon our receipt of your acceptance of this Letter.

          Please signify your understanding and acceptance of this supplemental facility letter by signing and returning to us the duplicate copy of this letter with supporting resolutions for the attention of Mr. Jimmy Ng (“Designated Relationship Manager”), within one month from the date of this letter, otherwise the offer in this letter will lapse at the discretion of the Bank.

          We enclose a set of documents which should also be completed and returned to the Bank. If you have any queries, please contact our Designated Relationship Manager whose telephone number is 2218-4834.

          We are pleased to be of service to you.

Signed for and on behalf of
DBS Bank (Hong Kong) Limited
by:

Authorised Signature

FN/mh
Encl.

We understand that this supplemental facility letter forms an integral part of the Existing Facility Letter, and we hereby confirm our understanding and acceptance of all the terms and conditions set out in this supplemental facility letter and our agreement to be bound by them.

Signed for and on behalf of
Atlantic Components Limited

Authorised Signature

Signature of Witness:

Name of Witness:
Hong Kong Identification / Passport No:

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